UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

TTM TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

Name of Person(s) Filing Proxy Statement, if other than the Registrant

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Important Notice of Availability of Proxy Materials for the Stockholder Meeting of TTM TECHNOLOGIES, INC. To Be Held On: May 7, 2026, at 8:00 a.m. Pacific Time virtually at edge.media-server.com/mmc/p/hrz4mkaj (password: ttm2026) COMPANY NUMBER ACCOUNT NUMBER CONTROL NUMBER THIS IS NOT A VOTABLE BALLOT. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before April 27, 2026. Please visit investors.ttm.com/news-events/annual-stockholders-meeting, where the following materials are available for view: Notice of Annual Meeting of Stockholders Proxy Statement Annual Report TO REQUEST MATERIAL: TELEPHONE: 1-888-Proxy-NA (1-888-776-9962) or +1-201-299-6210 worldwide E-MAIL: help@equiniti.com WEBSITE: us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials TO VOTE: ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 p.m. Eastern Time the day before the meeting. VIRTUALLY AT THE MEETING: The company will be hosting the meeting live via the Internet this year. To attend the virtual meeting, please visit edge.media-server.com/mmc/p/hrz4mkaj(password: ttm2026) and be sure to have your control number available. MAIL: You may request a proxy card by following the instructions above. Voting Items To elect Julie S. England, Philip G. Franklin and Edwin Roks as class II directors. NOMINEES: 1a. Julie S. England 1b. Philip G. Franklin 1c. Edwin Roks You cannot use this notice to vote your shares by mail. To approve the TTM Technologies, Inc. Equity Advantage Match Plan. To approve, on an advisory, non-binding basis, the compensation for the Company’s named executive officers. To approve, on an advisory, non-binding basis, the frequency of future advisory votes to approve the compensation of the Company’s named executive officers. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2026. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE ELECTION OF THE DIRECTOR NOMINEES, “1 YEAR” ON PROPOSAL 4, AND "FOR" PROPOSALS 2, 3, AND 5. NOTE: In their discretion, the proxy may transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.